OPINION OF LEGAL COUNSEL RE: LEGALITY

                        LANIER FORD SHAVER & PAYNE, P.C.
                                  P.O. BOX 2087
                            HUNTSVILLE, ALABAMA 35804


                                September 22, 1999




Nichols Research Corporation
4090 Memorial Parkway, South
Huntsville, Alabama  35815-1502

Ladies and Gentlemen:

     As counsel for Nichols Research Corporation (herein called the "Corporation"), we are familiar with the records of the proceedings by which it was organized, the records of the proceedings by which its Certificate of Incorporation has from time to time been amended, the records of the proceedings by which the shares of its common stock have from time to time been issued, the proceedings by which the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (herein called the "Plan") and the amendments to the Plan were authorized and adopted by the Board of Directors of the Corporation, and the proceedings by which the Plan and the amendments to the Plan were authorized and approved by the stockholders of the Corporation.

     We have also reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion with respect to the matters covered hereby.

     Based upon the foregoing, we are of the opinion that:

     1. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

     2. The amendments to the Plan were duly and validly authorized and adopted, and the additional 1,000,000 shares of common stock of the par value of one cent ($.01) each of the Corporation that may be issued and sold from time to time upon the exercise of options granted in accordance with the amendments to the Plan will be duly authorized for issuance and will, when issued, sold and paid for in accordance with the Plan and for a price not less than one cent ($.01) per share, be validly issued, fully paid and nonassessable, and no personal liability will attach to the holders thereof under the laws of the State of Delaware in which the Corporation is incorporated and in the State of Alabama in which its principal place of business is located.


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     We  hereby  consent  to the use of our name in the  Registration  Statement
(Form S-8), pertaining to the amendments to the Plan as counsel who has passed upon the legality of the shares of common stock that may be issued and sold under the Plan, as amended, and to the use of this opinion as a part of such Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.
                                      Sincerely,

                                      LANIER FORD SHAVER & PAYNE P.C.

                                              Elizabeth W. Abel
                                      By:_______________________________
                                              Elizabeth W. Abel

EWA/sb